Exhibit 10.7

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT, dated as of             , 2013 (the “Agreement”), is between Serena Software, Inc. (the “Company”) and             (the “Indemnitee”). Capitalized terms used herein without definition have the meanings set forth in Section 1 of this Agreement.

RECITALS

A. The Company believes that in order to attract and retain highly competent persons to serve as directors, managers, officers or in other capacities, it must provide such persons with adequate protection through indemnification against the risks of claims and actions against them arising out of their services to and activities on behalf of the Company Group.

B. The Indemnitee is a director and/or officer of the Company and may also serve as a director, executive officer, employee, consultant, fiduciary or agent (collectively, the “Indemnifiable Positions”) of other exempted companies, corporations, limited liability companies, partnerships, joint ventures, trusts, employee benefit plans or other entities in the Company Group.

C. The Company desires and has requested the Indemnitee to serve as a Director of and, in order to induce the Indemnitee to continue to serve as a Director of the Company, and/or executive officer, and/or in other Indemnifiable Positions of any entity in the Company Group and the Company wishes to grant and secure the Indemnitee the indemnity provided for herein. The Indemnitee is willing to so serve on the basis that such indemnity be provided.

D. The parties hereto recognize the possibility that claims might be made against and liabilities incurred by the Indemnitee by reason of being or having been serving as or having agreed to serve as a director of the Company, or while serving as an officer of the Company, being or having been serving as or having agreed to serve at the request of the Company as a director, officer, employee or agent (including a trustee, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of the Company Group (the “Services”), and the parties hereto accordingly wish to provide for the Indemnitee to be indemnified in respect of any such claims and liabilities.

E. In consideration of the Indemnitee’s service to the Company Group and the covenants and agreements set forth below, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows.

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual agreements and covenants and provisions herein set forth, the parties hereto hereby agree as follows:

1. Definitions.

(a) “Affiliate” means, when used with reference to any Person, any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person. For these purposes, “Control” (including the correlative terms “Controlling”, “Controlled by” and “under common Control with”) shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person (whether through the ownership of voting securities, by contract, as trustee or executor or otherwise).

(b) “Agent” means present or past representatives, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, engineers, advisors or other agents.

(c) “Claim” means, with respect to the Indemnitee, any claim by or against the Indemnitee involving any Obligation with respect to which the Indemnitee may be entitled to be indemnified by any member of the Company Group under this Agreement.

(d) “Company Group” means the Company and any of its Subsidiaries.

(e) “Control Event” has the meaning set forth in the Stockholders Agreement dated March 10, 2006.

(f) “Expenses” means all reasonable attorneys’ fees, disbursements and expenses, retainers, court, arbitration and mediation costs, transcript costs, fees of experts, bonds, witness fees, costs of collecting and producing documents, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, appealing or otherwise participating in a Proceeding.

(g) “Obligations” means, collectively, any and all claims, obligations, liabilities, causes of actions, Proceedings, investigations, judgments, decrees, losses, damages (including punitive and exemplary damages), fees, fines, penalties, amounts paid in settlement, costs and Expenses (including interest, assessments and other charges in connection therewith and disbursements of attorneys, accountants, investment bankers and other professional advisors), in each case whether incurred, arising or existing with respect to third parties or otherwise at any time or from time to time.

(h) “Organizational Documents” means the certificate of incorporation and bylaws, limited liability company agreement, limited partnership agreement (or other organizational documents of similar substance and purpose), as may be amended from time to time in accordance with the terms thereof, of any member of the Company Group.

(i) “Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an incorporated or unincorporated association, a joint venture, a joint stock company or any other entity or body, including a governmental or political subdivision or an agency or instrumentality thereof.

(j) “Proceeding” means a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including a claim, demand, discovery request, subpoena, formal or informal investigation, inquiry, administrative hearing, arbitration or other form of alternative dispute resolution, including an appeal from any of the foregoing.

(k) “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director, manager or general partner of such partnership, limited liability company, association or other business entity.

2. Indemnification.

(a) The Company (the “Indemnifying Party”) agrees to indemnify, defend and hold harmless the Indemnitee to the fullest extent permitted by the law specified herein as governing this Agreement, by the law of the place of organization of the Indemnifying Party, or by any other applicable law in effect as of the date hereof or as amended to increase the scope of permitted indemnification, whichever is greater (except, with respect to the Indemnifying Party, to the extent that such indemnification may be prohibited by the law of the place of organization of the Indemnifying Party), from and against any and all Obligations whether incurred with respect to third parties or otherwise, in any way resulting from, arising out of or in connection with, based upon or relating to (A) any breach or alleged breach by the Indemnitee of his or her fiduciary duty as a director, officer or manager of any member of the Company Group, or (B) the performance by the Indemnitee of Services for any member of the Company Group (whether performed prior to the date hereof, hereafter, or otherwise), including any and all fees, costs and Expenses (including fees and disbursements of attorneys and other professional advisers) actually and reasonably incurred by or on behalf of the Indemnitee in asserting, exercising or enforcing any of its rights, powers, privileges or remedies in respect of this Agreement and excluding any Obligations of the Indemnitee resulting from the Indemnitee’s willful misconduct, bad faith or fraud.

(b) Without limiting the foregoing, in the event that any Proceeding is initiated by the Indemnitee or any member of the Company Group to enforce or interpret this Agreement or any rights of the Indemnitee to indemnification or advancement of expenses (or related Obligations of the Indemnitee) under any Organizational Documents, any other agreement to which the Indemnitee and any member of the Company Group are party, any vote of directors of any member of the Company Group, the law of incorporation or formation of any member of the Company Group or any other applicable law or any liability insurance policy, the Indemnifying Party shall indemnify the Indemnitee against all costs and Expenses incurred by the Indemnitee or on the Indemnitee’s behalf in connection with such Proceeding, whether or not the Indemnitee is successful in such Proceeding, except to the extent that the court presiding over such Proceeding determines that material assertions made by the Indemnitee in such proceeding were in bad faith.

(c) The rights, indemnities and remedies herein provided are cumulative and are not exclusive of any rights, indemnities or remedies that any party or the Indemnitee may otherwise have by contract, at law or in equity or otherwise, and shall continue as to the Indemnitee who has ceased to serve in such capacity.

(d) Notwithstanding anything to the contrary herein, none of the shareholders of the Company shall be personally liable for any indemnification under this Agreement and no shareholder of the Company shall have any obligation to contribute or loan any monies or property to the Company of any other member of the Company Group to enable it to effectuate such indemnification. In no event may the Indemnitee subject any shareholder of the Company to personal liability by reason of the indemnification provisions set forth in this Agreement.

3. Contribution.

(a) If for any reason the indemnity provided for in Section 2(a) is unavailable or is insufficient to hold harmless the Indemnitee from any of the Obligations covered by such indemnity, then the Indemnifying Party, shall contribute to the amount paid or payable by the Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (i) the relative fault of each member of the Company Group and their Agents, on the one hand, and the Indemnitee, on the other, in connection with the state of facts giving rise to such Obligation and (ii) if required by applicable law, any other relevant equitable considerations.

(b) For purposes of Section 3(a), the relative fault of each member of the Company Group and their Agents, on the one hand, and of the Indemnitee, on the other, shall be determined by reference to, among other things, their respective relative intent, knowledge, access to information and opportunity to correct the state of facts giving rise to such Obligation.

(c) The parties hereto acknowledge and agree that it would not be just and equitable if contributions pursuant to Section 3(a) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in such respective Section. The Indemnifying Party shall not be liable under Section 3(a) or 3(b) for contribution to the amount paid or payable by the Indemnitee except to the extent and under such circumstances that the Indemnifying Party would have been liable to indemnify, defend and hold harmless the Indemnitee under Section 2(a) if such indemnity were enforceable under applicable law.

(d) The Company acknowledges and agrees that the Company shall, and to the extent applicable shall cause the Company Group to, be fully and primarily responsible for the payment to the Indemnified Party in respect of liabilities in connection with any Jointly Indemnifiable Claims (as defined below), pursuant to and in accordance with (as applicable) the terms of (i) the General Corporation Law of the State of Delaware, as amended, (ii) this Agreement, (iii) the memorandum of association and the articles of association of the Company, as amended, (iv) any other agreement entered into by the Company or any entity in the Company Group pursuant to which the Indemnified Party is to be indemnified, (v) the laws of the jurisdiction of incorporation or organization of any entity in the Company Group and/or (vi) the memorandum or association, articles of association, certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any entity in the Company Group ((i) through (vi) collectively, the “Indemnification Sources”), irrespective of any right of recovery the Indemnified Party may have from any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company, any entity in the Company Group or the insurer under and pursuant to an insurance policy of the Company, or any entity in the Company Group) from whom an Indemnified Party may be entitled to indemnification with respect to which, in whole or in part, the Company or any entity in the Company Group may also have an indemnification obligation (collectively, the “Indemnified Party-Related Entities”). Under no circumstance shall the Company or any entity in the Company

Group be entitled to any right of subrogation or contribution by the Indemnified Party-Related Entities and no right of advancement or recovery the Indemnified Party may have from the Indemnified Party-Related Entities shall reduce or otherwise alter the rights of the Indemnified Party or the obligations of the Company or any Controlled Entity under the Indemnification Sources. In the event that any of the Indemnified Party-Related Entities shall make any payment to the Indemnified Party in respect of indemnification with respect to any Jointly Indemnifiable Claim, (x) the Company shall, and to the extent applicable shall cause the Controlled Entities to, reimburse the Indemnified Party-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnified Party-Related Entity, (y) to the extent not previously and fully reimbursed by the Company and/or any Controlled Entity pursuant to clause (x), the Indemnified Party-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Indemnified Party against the Company and/or any Controlled Entity, as applicable, and (z) the Indemnified Party shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnified Party-Related Entities effectively to bring suit to enforce such rights. The Company shall cause each of the entities in the Company Group to perform the terms and obligations of this paragraph as though each such entity in the Company Group was a party to this Agreement. For purposes of this Agreement, the term “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any Liabilities for which the Indemnified Party shall be entitled to indemnification from both (1) the Company and/or any entity in the Company Group pursuant to the Indemnification Sources, on the one hand, and (2) any Indemnified Party-Related Entity pursuant to any other agreement between any Indemnified Party-Related Entity and the Indemnified Party pursuant to which the Indemnified Party is indemnified, the laws of the jurisdiction of incorporation or organization of any Indemnified Party-Related Entity and/or the memorandum of association, articles of association, certificate of incorporation, certificate of organization, bylaws, partnership agreement, limited liability company or operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Indemnified Party-Related Entity, on the other hand.

(e) In the event of any conflict between a provision of this Agreement and a provision of any other Indemnification Source, the provision that is most advantageous to the Indemnified Party shall prevail.

4. Indemnification Procedures.

(a) Whenever the Indemnitee shall have actual knowledge of the assertion of a Claim against it, the Indemnitee shall notify the appropriate member of the Company Group in writing of the Claim (the “Notice of Claim”) with reasonable promptness after the Indemnitee has such knowledge relating to such Claim; provided the failure or delay of the Indemnitee to give such Notice of Claim shall not relieve the Indemnifying Party of its indemnification obligations under this Agreement except to the extent that such omission results in a failure of actual notice to it and it is materially injured as a result of the failure to give such Notice of Claim. The Notice of Claim shall specify all material facts known to the Indemnitee relating to such Claim and the monetary amount or an estimate of the monetary amount of the Obligation involved if the Indemnitee has knowledge of such amount or a reasonable basis for making such an estimate. The Indemnifying Party shall, at its expense, undertake the defense of such Claim with attorneys of their own choosing reasonably satisfactory in all respects to the Indemnitee, subject to the right of the Indemnitee to undertake such defense as hereinafter provided. The Indemnitee may participate in such defense with counsel of the Indemnitee’s choosing at the expense of the Indemnifying Party. In the event that the Indemnifying Party does not undertake the defense of the Claim within a reasonable time after the Indemnitee has given the Notice of Claim, or in the event that the Indemnitee shall in good faith determine that the defense of any claim by the Indemnifying Party is inadequate or may conflict with the interest of the Indemnitee (including Claims brought by or on behalf of any member of the Company Group), the Indemnitee may, at the expense of the Indemnifying Party and after giving notice to the Indemnifying Party of such action, undertake the defense of the Claim and compromise or settle the Claim, all for the account of and at the risk of the Indemnifying Party. In the defense of any Claim against the Indemnitee, no Indemnifying Party shall, except with the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement that includes any injunctive or other non-monetary relief or any payment of money by the Indemnitee, or that does not include as an unconditional term thereof the giving by the Person or Persons asserting such Claim to the Indemnitee of an unconditional release from all liability on any of the matters that are the subject of such Claim and an acknowledgement that the Indemnitee denies all wrongdoing in connection with such matters. The Indemnifying Party shall not be obligated to indemnify the Indemnitee against amounts paid in settlement of a Claim if such settlement is effected by the Indemnitee without the prior written consent of the Company, which shall not be unreasonably withheld. In each case, the Indemnitee seeking indemnification hereunder will cooperate with the Company, so long as the Company is conducting the defense of the Claim, in the preparation for and the prosecution of the defense of such Claim, including making available evidence within the control of the Indemnitee, as the case may be, and persons needed as witnesses who are employed by the Indemnitee, as the case may be, in each case as reasonably needed for such defense and at cost, which cost, to the extent reasonably incurred, shall be paid by the Company.

(b) The Indemnitee shall notify the Company in writing of the amount requested for advances (“Notice of Advances”). The Company hereby agrees to advance reasonable costs and Expenses incurred by the Indemnitee in connection with any Claim (but not for any Claim initiated or brought voluntarily by the Indemnitee other than a Proceeding pursuant to Section 2(b)) in advance of the final disposition of such Claim without regard to whether the Indemnitee will ultimately be entitled to be indemnified for such costs and expenses upon receipt of an undertaking by or on behalf of the Indemnitee to repay amounts so advanced if it shall ultimately be determined in a decision of a court of competent jurisdiction from which no appeal can be taken that the Indemnitee is not entitled to be indemnified by the Company as authorized by this Agreement. The Company shall make payment of such advances as soon as reasonably practicable, but in any event no later than 30 days after the receipt of the Notice of Advances.

(c) The Indemnitee shall notify the Company in writing of the amount of any Claim actually paid by the Indemnitee (the “Notice of Payment”). The amount of any Claim actually paid by the Indemnitee shall bear simple interest at the rate equal to the JPMorgan Chase Bank, N.A. prime rate as of the date of such payment plus 2% per annum, from the date the Indemnifying Party receives the Notice of Payment to the date on which the Indemnifying Party shall repay the amount of such Claim plus interest thereon to the Indemnitee. The Indemnifying Party shall make indemnification payments to the Indemnitee no later than 30 days after receipt of the Notice of Payment.

(d) Independent Legal Counsel. If there has not been a Control Event, independent legal counsel shall be selected by the Company and approved by the Indemnitee (which approval shall not be unreasonably withheld or delayed). If there has been a Sale Transaction, independent legal counsel shall be selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed). The Indemnifying Party shall pay the fees and expenses of such independent legal counsel and indemnify such independent legal counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to its engagement.

5. Certain Covenants. The rights of the Indemnitee to be indemnified under any other agreement, document, certificate or instrument or applicable law are independent of and in addition to any rights of the Indemnitee to be indemnified under this Agreement. The rights of the Indemnitee and the obligations of the Indemnifying Party hereunder shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnitee. The Company, and each of its corporate successors, shall implement and maintain in full force and effect any and all Organizational Document provisions that may be necessary or appropriate to enable it to carry out its obligations hereunder to the fullest extent permitted by applicable law, including a provision of its Organizational Document eliminating liability of a director for breach of fiduciary duty to the fullest extent permitted by applicable law, as amended from time to time. So long as the Company or any other member of the Company Group maintains liability insurance for any directors, officers, employees or agents of any such Person, the Company shall ensure that the Indemnitee serving in such capacity is covered by such insurance in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company Group’s then current directors and officers.

6. Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given or delivered: (a) on the date established by the sender as having been delivered personally, (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier, (c) on the date sent by facsimile or electronic mail transmission, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next business day, or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. To be valid, such communications must be addressed as follows:

(a) If to the Company, to:

Serena Software, Inc.

1850 Gateway Drive

San Mateo

CA 94404

Attn:

Facsimile:

Email:

(b) If to any other member of the Company Group:

c/o Serena Software, Inc.

1850 Gateway Drive, 4th Floor

San Mateo

CA 94404

Attn:

Facsimile:

Email:

(c) If to the Indemnitee:

or to such other address or to the attention of such Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

7. Governing Law; Arbitration.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Delaware.

(b) Any and all disputes which cannot be settled amicably, including any ancillary claims of any party arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including without limitation the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in San Francisco, California in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings. Except as required by law or as may be reasonably required in connection with ancillary judicial proceedings to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm or challenge an arbitration award, the arbitration proceedings, including any hearings, shall be confidential, and the parties shall not disclose any awards, any materials produced in the proceedings created for the purpose of the arbitration, or any documents produced by another party in the proceedings not otherwise in the public domain.

(c) Each of the parties hereto (i) submits to the exclusive jurisdiction of any federal court sitting in San Francisco, California, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and (iii) agrees not to bring any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Each party agrees that service of summons and complaint or any other process that might be served in any action or proceeding may be made on such party by sending or delivering a copy of the process to the party to be served at the address of the party and in the manner provided for the giving of notices in Section 6. Nothing in this Section 7, however, shall affect the right of any party to serve legal process in any other manner permitted by law. Each party agrees that a final, non-appealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, EQUITY OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF. The Company shall not seek any order of a court or other governmental authority that would prohibit or otherwise interfere with the performance of any of the Company’s advancement, indemnification and other obligations under this Agreement.

8. Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9. Successors; Binding Effect. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and assets of such Indemnifying Party, by agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The provisions of this Agreement are for the benefit of the Indemnitee and his or her heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other persons.

10. No Construction as Employment Agreement. Nothing contained herein shall be construed as giving the Indemnitee any right to be retained as a director of the Company or in the employ of the Company Group. For the avoidance of doubt, the indemnification and advancement of expenses provided under this Agreement shall continue as to the Indemnitee even though he may have ceased to be a director, officer, employee or agent of the Company or in the employ of the Company Group.

11. Miscellaneous. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All exhibits and annexes attached hereto are incorporated in and made a part of this Agreement as if set forth in full herein. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. Any references in this Agreement to “including” shall be deemed to mean “including without limitation.” This Agreement is not intended to confer any right or remedy hereunder upon any Person other than (i) each of the parties hereto and their respective successors and permitted assigns and (ii) each other Indemnitee, all of whom are intended to be third party beneficiaries thereof. No amendment, modification, supplement or discharge of this Agreement, and no waiver hereunder shall be valid and binding unless set forth in writing and duly executed by the party or other Indemnitee against whom enforcement of the amendment, modification, supplement or discharge is sought. Neither the waiver by any of the parties hereto or any other Indemnitee of a breach of or a default under any of the provisions of this Agreement, nor the failure by any party hereto or any other Indemnitee on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, powers or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any provisions hereof, or any rights, powers or privileges hereunder. The rights, indemnities and remedies herein provided are cumulative and are not exclusive of any rights, indemnities or remedies that any party or the Indemnitee may otherwise have by contract, at law or in equity or otherwise. This Agreement may be executed and delivered in counterparts (including by facsimile or electronic mail transmission), and any party hereto may execute such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

SERENA SOFTWARE, INC.

By:
Name:
Title:

By:

Name: